SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 28, 2007

SKINS INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-51119	20-4711789
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1115 Broadway, 12th Floor New York, NY 10010
(Address of principal executive offices)

Registrant's telephone number, including area code:	(212) 561-5111

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 28, 2007, Skins Inc. (the “Company”) executed a Buying Agency and Sourcing Agreement (the “Agreement”) with Atsco Footwear, LLC (“Atsco”). Pursuant to the Agreement, Atsco will serve as the Company’s non-exclusive buying and sourcing agent and will be responsible for sourcing, commercialization and product line review. The Company will pay Atsco a commission of 7% of the $5 million and 5% for the amounts above the first $5 million at the FOB country of origin price for merchandise sourced by Atsco and shipped to the Company. The Agreement has an initial term of one year, from November 15, 2007 through November 15, 2008, and each party has the option to extend the initial term of the Agreement for an additional year upon providing written notice to the other party no less than thirty days prior to the expiration of the initial term. Either party may terminate the Agreement at any time upon providing the other party with three months written notice. Mark Itzkowitz, the President of Atsco, is also an advisory member of the Board of Directors of the Company.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

10.1	Buying Agency and Sourcing Agreement by and between the Company and Atsco Footwear LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 30, 2007	SKINS INC.

/s/ Mark Klein
Name Mark Klein
Title: Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

10.1	Buying Agency and Sourcing Agreement by and between the Company and Atsco Footwear, LLC.